                                                                    Exhibit 99.1

F O R   I M M E D I A T E   R E L E A S E
                                                Media Contact:  Bob Hetherington
                                                                    901.682.1360
                                                           bhether@earthlink.net
                                            Financial Contact:  Randall H. Brown
                                                                    901.259.2500
                                                             rbrown@edrtrust.com





               EDUCATION REALTY REPORTS FIRST QUARTER 2006 RESULTS



MEMPHIS, TENNESSEE, MAY 8, 2006 -- Education Realty Trust, Inc. (NYSE: EDR), one of America's largest owners and operators of collegiate student housing, today reported financial results for the quarter ended March 31, 2006.

Among its highlights, Education Realty Trust reported:

     o Funds from operations (FFO) of $8.4 million or $0.30 per dilutive share for the first quarter, a 12 percent increase over FFO of $7.5 million, or $.26 per dilutive share, for the fourth quarter 2005;

     o Quarterly revenues of $30.0 million, an 8 percent increase over revenues of $27.9 million in the fourth quarter of 2005;

     o Average occupancy of 95 percent for the quarter ended March 31, 2006, up from 93 percent for the quarter ended March 31, 2005 and even with the fourth quarter 2005;

     o Stronger pre-leasing for the 2006/2007 academic year, with 72 percent of all beds pre-leased compared to 68 percent at owned communities and 65 percent at managed communities on May 1, 2005;

     o Average rental rates for the upcoming 2006/2007 academic year approximately 4 percent higher than current leases;

     o Planned construction starts this month on three development consulting projects, including a joint-venture development two blocks from the University of North Carolina-Greensboro;

     o Maintained a regular quarterly cash dividend at $.2975 per share, in line with the company's target dividend of $1.19 per share for 2006;

FIRST QUARTER 2006 OPERATING RESULTS

Operating results in the accompanying financial tables combine the results of EDR's predecessor for the period January 1 through January 30, 2005 and EDR since its initial public offering (IPO) and acquisition of 21 collegiate communities on January 31, 2005 through March 31, 2005. These results are compared to operating results of EDR for the quarter ended March 31, 2006, which include the subsequent acquisition of 18 collegiate communities in 2005 and early 2006. Due to the substantial growth through acquisitions late in 2005 and early 2006 and other activity related to EDR's IPO, comparisons of operating results for the first quarter 2005 with those of the first quarter of 2006 are of limited value.

Revenues for the quarter ended March 31, 2006 were $30.0 million, an 8 percent increase over the $27.9 million of revenues for the quarter ended December 31, 2005. The increase was driven by $3.4 million of lease revenue related to the 13-property Place Properties portfolio purchase in January offset by $0.7 million decrease in operating expense reimbursements, $0.2 million drop in development revenue due to project timing, and an approximate $0.5 million drop in lease revenue.

Operating expenses excluding depreciation and amortization were $14.9 million for the first quarter of 2006, a 6 percent decrease from $15.8 million for the fourth quarter of 2005. The decrease resulted from a reduction in student leasing operations of $1.2 million and a $0.7 million decrease in reimbursable operating expenses offset by a $0.9 million increase in G&A expenses mostly related to Sarbanes Oxley and compensation expense increases. Depreciation increased $3.6 million to $9.2 million primarily as a result of the Place Properties acquisition in January 2006. Non-operating expenses were up $2.8 million over the fourth quarter 2005 to $6.9 million for the quarter ended March 31, 2006 due to interest expense increases from the January 2006 Place Properties acquisition.

Funds from operations (FFO) for the first quarter were $8.4 million, or $0.30 per dilutive share compared to $7.5 million, or $0.26 per dilutive share for the fourth quarter 2005, a 12 percent gain.

Weighted average dilutive shares outstanding for the first quarter 2006 and fourth quarter 2005 were approximately 28.2 million. A reconciliation of FFO to net income is included in the financial tables accompanying this press release. For a definition of FFO and a statement by management regarding the reasons for and significance of reporting FFO as a measure of performance, see Management's Discussion and Analysis of Financial Condition and Results of Operations in EDR's annual report on 10-K for the year ended December 31, 2005.

Paul O. Bower, chairman, president and chief executive officer of EDR stated:
"We posted another solid quarter, marked by good FFO growth and controlled operating expenses. We are very pleased with the pre-leasing for the upcoming academic year, both in terms of the increase in beds pre-leased at this time compared with this time last year, but also in terms of the increase in rental rates. We have successfully integrated the Place Properties portfolio and are poised to use our operating leverage to drive FFO increases from that acquisition. We have added solid third party development projects during the quarter that provide us with financial upside in the operating earnings and potential appreciation from those projects while at the same time minimizing our cash investment. Overall, we believe we have achieved stability as a public company that will allow us to continue to meet earnings targets and fund our dividend at anticipated levels."

OCCUPANCY AND LEASING

Physical occupancy at all properties in the EDR portfolio of collegiate communities was 94.6 percent as of March 31, 2006, up from 92.6 percent for the comparable period in 2005. The physical occupancy rate represents a weighted average of the month-end occupancies for the three months ended March 31.

Economic occupancy at all properties in the EDR portfolio was 95.1 percent as of March 31, 2006, up from 92.3 percent for the comparable quarter in 2005. The economic occupancy rate is calculated by dividing net apartment rents for the quarter by market rent for the quarter ended March 31.

As of April 30, 2006, physical occupancy statistics show occupancy across the portfolio of EDR owned communities and EDR managed communities at 93.5 percent, up 4 percentage points from 89.8 percent as of April 30, 2005.

The following are additional details about EDR's occupancy at April 30, 2006:

     o At the seven EDR predecessor communities, occupancy was 91.2 percent at April 30, 2006, up from 89.2 percent on April 30, 2005.

     o At the 14 communities acquired from JPI, occupancy was 94.5 percent at April 30, 2006, up from 93.3 percent on April 30, 2005.

     o At the five communities acquired by EDR subsequent to its IPO, occupancy was 94.8 percent at April 30, 2006, up from 88.8 percent on April 30, 2005.

     o At 13 communities in regional markets acquired from Place Properties L.P. of Atlanta, occupancy was 94.7 percent at April 30, 2006, up from
          87.6 percent on April 30, 2005.

Physical occupancy at communities in the EDR managed portfolio was also higher. Occupancy was 91.8 percent at properties managed by Allen & O'Hara Education Services, Inc., the EDR property management subsidiary, as of April 30, 2006, up from 86.5 percent a year ago.

For the upcoming 2006-2007 academic year, as of May 1, 2006, the company has pre-leased approximately 72 percent of its beds, compared to approximately 68 percent pre-leased as of May 1, 2005. The following are additional details about pre-leasing activities for the upcoming academic year:

     o At EDR owned communities, 71.9 percent of the beds are pre-leased for fall 2006 compared to 67.9 percent of the beds pre-leased a year ago for the fall of 2005.

     o At EDR managed communities, 72.5 percent of available beds are pre-leased for fall 2006 compared to 65.6 percent pre-leased a year ago.

     o At 13 communities acquired from Place Properties in January, 62 percent of available beds are pre-leased for fall 2006 compared to 64 percent pre-leased a year ago.

ACQUISITION AND DEVELOPMENT ACTIVITY

In January 2006, EDR completed its previously announced purchase of 13 collegiate communities in six states for a contract price of $195 million from Place Properties LP of Atlanta.

EDR expects to continue evaluate high-quality, purpose-built collegiate student housing for possible investment during 2006. So far this year, the company has evaluated 29 properties for possible purchase.

In April 2006, EDR announced its participation in a joint venture development of a new 204-unit, 600-bed off-campus collegiate community at the University of North Carolina-Greensboro slated to open in 2007. In the joint venture, EDR's taxable REIT subsidiary will provide development and construction management services. EDR will guarantee certain construction debt, in exchange for an interest in the student housing community. EDR also recently announced its selection as co-developer of a 319-unit, 849-bed off-campus community planned to open in 2008 adjacent to the north campus at the University of Michigan in Ann Arbor.

In addition, EDR continues to provide development consulting services for student housing communities at six college campuses in the East, South and West through its development company subsidiary, Allen & O'Hara Development Company, LLC.

Six projects with 4,368 beds are in development or under construction. They include:

     o SLIPPERY ROCK UNIVERSITY IN PENNSYLVANIA, where construction of two buildings with 700 student beds is ahead of schedule for an August 2006 opening and two more buildings with 690 student beds are slated to open in late 2006 and summer of 2007. Design is underway on Phase II buildings with 1,000 more student beds, and construction is set to start in 2007.

     o CALIFORNIA UNIVERSITY OF PENNSYLVANIA, where construction of 447 beds of on-campus student housing continues toward on-time completion in August 2006 and where construction of 352 beds is scheduled to start in June 2006.

     o INDIANA UNIVERSITY OF PENNSYLVANIA, where a $51 million bond issue is scheduled to close and construction is scheduled to begin this month on the first of a multi-phase, $250 million project to replace all on-campus student housing.

     o UNIVERSITY OF ALABAMA -- BIRMINGHAM, where construction of a 190-unit, 753-bed Blazer Hall continues on time and on budget toward an opening this month.

     o UNIVERSITY OF COLORADO AT DENVER, where construction is ahead of schedule on the 685-bed Campus Village Apartments adjacent to the Auraria Higher Education Center, a shared campus with Metropolitan State College and Community College of Denver.

     o UNIVERSITY OF LOUISVILLE, where construction is on schedule for the fall 2006 opening of a 359-bed residential suites and Greek organizations building.

PROPERTY MANAGEMENT UPDATE

Allen & O'Hara Education Services Inc. is actively engaged in the initial leasing activities at soon-to-be-completed properties in Birmingham, Denver and Louisville. Blazer Hall at UAB in Birmingham is scheduled to open later this month and Campus Village in Denver and Community Park at the University of Louisville are slated to open in later this summer.

SUPPLEMENTAL INFORMATION

The company has scheduled a conference call for interested parties for Tuesday, May 9, 2006, with Chairman, CEO and President Paul Bower, Executive Vice President and CFO Randy Brown and Executive Vice President and Chief Investment Officer Craig Cardwell, who will discuss the company's results. The call is set to begin at 11 a.m. Eastern Time.

The conference call will be accessible by telephone and through the Internet. To access the call, participants from within the U.S. may dial 866.770.7146 and participants from outside the U.S. may dial 617.213.8068. The pass code for this call is 25143739. Participants who prefer may access the call via the Internet at www.educationrealty.com or www.earnings.com, or institutional investors may log on to www.streetevents.com prior to the call.

A taped rebroadcast of the earnings call will be available shortly after its completion on May 9 through May 16, 2006. To access the rebroadcast, the domestic number is 888.286.8010, the international number is 617.801.6888 and the pass code is 68802427. A replay of the call will also be available at www.educationrealty.com or www.earnings.com for 30 days following the call. The call will also be available for MP3 player download through www.reitcafe.com.

ABOUT EDUCATION REALTY TRUST
Education Realty Trust, Inc. (NYSE: EDR) is a real estate investment trust that owns, manages and develops high-quality collegiate student housing. Led by a team with more than 170 years of shared industry experience, EDR is one of America's largest owners and operators of collegiate student housing. Its portfolio includes 36,637 beds at 59 properties in 21 states. For more information please visit the company's Web site at www.educationrealty.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Statements about the company's business that are not historical facts are "forward-looking statements." Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the company's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions "Item 1A. Risk Factors" and "Forward-Looking Statements" in our annual report on Form 10-K and under the caption "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

                  EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                  (Amounts in thousands, except per share data)

                                                                     March 31, 2006       December 31, 2005
                                                                    ----------------      -----------------
                                                                     Consolidated          Consolidated
                                                                    Education Realty      Education Realty
                                                                      Trust, Inc.            Trust, Inc.
                                                                    ----------------      -----------------
                                                                      (Unaudited)
Assets
     Student housing properties, net                                   $ 814,145             $ 620,305
     Corporate office furniture, net                                         933                   991
     Cash and cash equivalents                                             4,311                61,662
     Restricted cash                                                      10,004                 6,738
     Student contracts receivable, net                                       262                   470
     Receivable from affiliates                                               61                    --
     Management fee receivable from third party                              272                   552
     Goodwill and other intangibles, net                                   3,400                 3,546
     Other assets                                                          8,105                 9,785
                                                                       ---------             ---------
Total assets                                                           $ 841,493             $ 704,049
                                                                       =========             =========

Liabilities and stockholder's equity

Liabilities
     Mortgage loans, net of unamortized premium/discount               $ 426,472             $ 328,335
     Long term debt                                                       50,000                    --
     Accounts payable and accrued expenses                                 8,915                 9,370
     Accounts payable affiliates                                              --                   225
     Deferred revenue                                                      6,079                 7,660
                                                                       ---------             ---------
Total liabilities                                                        491,466               345,590
                                                                       ---------             ---------

Minority interest                                                         28,157                27,926
                                                                       ---------             ---------

Commitments and contingencies                                                 --                    --

Stockholder's equity:
     Common stock, $0.01 par value, 200,000,000 shares
         authorized, 26,272,889 and 26,263,889
         shares issued and outstanding as of March 31, 2006
         and December 31, 2005, respectively                                 263                   263
     Preferred shares, $0.01 par value, 50,000,000 shares
         authorized, no shares issues and outstanding                         --
     Additional paid in capital                                          343,781               351,664
     Loan to unitholder                                                   (5,996)               (5,996)
     Warrants                                                                375                   375
     Accumulated deficit                                                 (16,553)              (15,773)
                                                                       ---------             ---------
Total stockholder's equity                                               321,870               330,533
                                                                       ---------             ---------
Total liabilities and stockholder's equity                             $ 841,493             $ 704,049
                                                                       =========             =========

               EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES AND
                  EDUCATION REALTY TRUST PREDECESSOR CONDENSED
               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
             (Amounts in thousands except share and per share data)


                                                Education Realty       Education Realty     Education Realty    Education Realty
                                                   Trust, Inc.            Trust, Inc.       Trust Predecessor   Trust Consolidated
                                                  Consolidated           Consolidated            Combined           & Combined
                                                ------------------    ------------------     ----------------   ------------------
                                                Three months ended    Three months ended       January 1 to     Three months ended
                                                  March 31, 2006         March 31, 2005      January 30, 2005     March 31, 2005
                                                ------------------    ------------------     ----------------   ------------------
                                                    (unaudited)           (unaudited)                             (unaudited)
REVENUES:
       Student housing leasing revenue             $     22,534           $     12,088           $ 1,503           $ 13,591
       Student housing food service revenue                 968                    588               269                857
       Other leasing revenue                              3,434                     --                --                 --
       Third-party development services                     555                      9                --                  9
       Third-party management services                      699                    289               103                392
       Operating expense reimbursements                   1,795                    686               671              1,357
                                                   ------------           ------------           -------           --------
           Total revenues                                29,985                 13,660             2,546             16,206
                                                   ------------           ------------           -------           --------

OPERATING EXPENSES:
       Student housing leasing operations                 9,289                  4,903               524              5,427
       Student housing food service operations              859                    520               255                775
       General and administrative                         2,980                  5,177               367              5,544
       Depreciation and amortization                      9,153                  5,759               260              6,019
       Reimbursable operating expenses                    1,795                    686               671              1,357
                                                   ------------           ------------           -------           --------
           Total operating expenses                      24,076                 17,045             2,077             19,122
                                                   ------------           ------------           -------           --------

Operating income (loss)                                   5,909                 (3,385)              469             (2,916)

NONOPERATING EXPENSES:
       Interest expense                                   6,870                  2,577               479              3,056
       Exit fees on early repayment of mortgages             --                  1,084                --              1,084
       Amortization of deferred financing costs             274                    116                --                116
       Interest income                                     (209)                  (279)               --               (279)
                                                   ------------           ------------           -------           --------
           Total nonoperating expenses                    6,935                  3,498               479              3,977
                                                   ------------           ------------           -------           --------

Loss before equity in earnings of unconsolidated
       entities, income taxes, and minority
       interest                                          (1,026)                (6,883)              (10)            (6,893)

Equity in earnings of unconsolidated entities               283                     71                27                 98
                                                   ------------           ------------           -------           --------

Income (loss) before income taxes and minority
       interest                                            (743)                (6,812)               17             (6,795)
Income tax benefit                                         (104)                   (66)               --                (66)
                                                   ------------           ------------           -------           --------
Net income (loss) before minority interest                 (639)                (6,746)               17             (6,729)

Minority Interest                                           141                   (431)               --               (431)
                                                   ------------           ------------           -------           --------
Net income (loss)                                  $       (780)          $     (6,315)          $    17           $ (6,298)
                                                   ============           ============           =======           ========

Net loss per share - basic & diluted               $      (0.03)          $      (0.29)
                                                   ============           ============

Weighted-average common shares outstanding
       - Basic and diluted                           26,268,389             21,853,599
                                                   ============           ============

                  EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
                           CALCULATION OF FFO AND FFOA
       (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA, UNAUDITED)

                                                                 THREE MONTHS ENDED      THREE MONTHS ENDED      JANUARY 1 TO
                                                                   MARCH 31, 2006          MARCH 31, 2005       JANUARY 30, 2005
                                                                 ------------------      ------------------     -----------------
                                                                 (EDR Consolidated)      (EDR Consolidated)     (EDR Predecessor)
                                                                 ------------------      ------------------     -----------------
Net income (loss)                                                   $       (780)           $     (6,315)             $ 17
Real estate related depreciation and amortization                          9,069                   5,702               260
Minority interest                                                            141                    (431)               --
                                                                    ------------            ------------              ----
FUNDS FROM OPERATIONS ("FFO")                                              8,430                  (1,044)              277

Elimination of one-time IPO related transactions:
       Charge for profit interest units                                       --                   4,039                --
       Write-off of fees associated with
         repayment of mortgage debt                                           --                   1,084                --
       Loss of deferred revenue due to
         purchase accounting (1)                                              --                     411                --
                                                                    ------------            ------------              ----
Impact of IPO related transactions                                            --                   5,524                --
                                                                    ------------            ------------              ----

FUNDS FROM OPERATIONS -- ADJUSTED ("FFOA")                          $      8,430            $      4,490              $277
                                                                    ============            ============              ====

FFO per share -- weighted average dilutive stocks/units             $       0.30            $      (0.04)
FFOA per share -- weighted average dilutive stocks/units            $       0.30            $       0.19

Weighted average dilutive shares/units                                28,203,007              23,962,182

FFO per share --  dilutive stocks/units                             $       0.30            $      (0.04)
FFOA per share -- dilutive stocks/units                             $       0.30            $       0.19

Total potentially dilutive common and restricted stock and
    partnership units                                                 28,351,682              23,962,182
                                                                    ============            ============

------------------------
(1) Represents the balance of deferred straight-lined rents and service fees at the time of the Formation Transactions and IPO that would have been recognized by the company during the subsequently reported period had it already owned the properties. Generally accepted accounting principles do not allow such revenue items to be carried forward in an acquisition, resulting in this one-time, non-recurring loss of revenue.